                                                                    EXHIBIT 3.23

                        CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION
                      OF TSF INFORMATION SERVICES CORP.


TO:  THE SECRETARY OF STATE OF OKLAHOMA
     State Capitol Building
     Oklahoma City, Oklahoma 73105

     The undersigned Oklahoma corporation, for the purposes of amending its Certificate of Incorporation as filed on December 1, 1986, as provided by
Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

     1. That the name of the corporation is:

                TSF INFORMATION SERVICES CORP.

     2. That the name of the corporation has been changed to:

            TRANSPORTATION COMMUNICATIONS SERVICES, INC.

     3. That all other provisions of Certificate of Incorporation not amended hereby shall remain unchanged and in full force and effect.

     4. That the Board of Directors, acting by unanimous written consent without a meeting pursuant to Section 1027 of the Oklahoma General Corporation Act, approved and adopted the foregoing amendment to the Certificate of Incorporation of said corporation (the "Amendment"), declaring the Amendment to be advisable and calling a meeting of the sole shareholder of said corporation for consideration thereof.

     5. That thereafter, pursuant to said resolution of the Board of Directors of said corporation, the sole shareholder of said corporation, acting by written consent without a meeting pursuant to to Section 1073 of the Oklahoma General Corporation Act, approved and adopted the proposed Amendment.

        SUCH AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S. (S)(S)

1077.

     IN WITNESS WHEREOF, said TSF Information Services Corp., has caused this Amendment to be signed by its President and attested by its Secretary this __ day of February, 1994.

                                  TSF INFORMATION SERVICES CORP.

ATTEST:

By: /s/ Barbara Reid               By: /s/ Richard A. Wimbish
   ------------------------            ------------------------------
   Barbara Reid, Secretary             Richard A. Wimbish, President

                         CERTIFICATE OF INCORPORATION
                                      OF
                        TSF INFORMATION SERVICES CORP.


                                   ARTICLE I

     The name of this corporation is TSF Information Services Corp.

                                  ARTICLE II

     The address of its registered office in the State of Oklahoma is 2415 East Skelly Drive, Suite 102, Tulsa, Oklahoma 74105, and the name and address of its registered agent is ROBERT E. CRAINE, JR., 2415 East Skelly Drive, Suite 102, Tulsa, Oklahoma 74105.

                                  ARTICLE III

     The duration of the corporation is perpetual.

                                  ARTICLE IV

     The purposes for which this corporation is formed are:

     To collect, analyze, process, distribute and sell information of all kinds in written, verbal and electronic forms, and to print, bind, publish, circulate, distribute, buy, sell and deal in books, pamphlets, directories, newsletters, circulars, posters, newspapers, magazines, literature, music, pictures, tickets, cards, advertisements, letter and bill heads, envelopes, and legal, commercial, and financial forms and blanks of every kind; to acquire, by purchase or otherwise, turn to account, license the use of, assign, and deal with copyrights and intellectual properties of every kind; and to carry on a general printing, engraving, lithographing, electrotyping, and publishing business in all the branches thereof.

     To acquire, hold and deal in any and all kinds of real or personal property.

     To acquire, hold and deal in business interests of all types and kinds and corporate securities of every nature, including its own stock.

     To engage in any lawful act, activity, business or enterprise for which corporations may be organized under the general corporation law of Oklahoma.

     To do and perform any of the above functions or purposes, either as a principal, broker, agent, partner, joint venturer, or independent contractor, either alone or in conjunction with any other legal entity.

                             ARTICLE V

     The aggregate number of shares of stock which the corporation shall have authority to issue is 50,000, all of which shall be Common Stock.

     The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

                    NUMBER OF
        CLASS         SHARES         PAR VALUE           TOTAL
        -----        --------        ---------        ----------
        Common        50,000           $1.00          $50,000.00




                                  ARTICLE VI

     Any director individually, or any firm of which any director is a partner, or any corporation of which any director may be an officer, director, employee or holder of any amount of its capital stock, may be a party to or may be interested in any contract or transaction of the corporation and, in the absence of actual fraud, no such contract or other transaction shall be hereby affected, impeached or invalidated.

     No director shall be liable to account to the corporation for any profit realized by him from or through any such transaction or contract of the corporation by reason of his interest in such transaction or contract, provided that such contract or transaction shall be approved or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors of the corporation having authority in the premises.

     Directors interested in any contracts or transactions of the type described in the foregoing paragraph may be counted when present at meetings of the Board of Directors or any committee for the purpose of determining the existence of a quorum to consider and vote upon any such contract or transaction. Any director whose interest in any such contract or transaction arises solely by reason of the fact that he is a stockholder, officer, director or creditor of such other company shall not be deemed interested in such contract or other transaction under any of the provisions of this Article VI, nor shall any such contract or transaction be voided, or voidable, nor shall any such director be liable to account because of such interest.

     No contract or other transaction between the corporation and any other corporation or firm which provides for the purchase and sale of securities or other property or for any other action upon terms not less favorable to the corporation than those offered to others, shall in any case be void or voidable because of the fact that the directors of the corporation, or any of them, are directors of such other corporation or partners in such firm, nor shall any director be deemed interested in such contract or other transactions under any of the provisions of this Article VI, nor shall any such directors be liable to account because of such interest.

                                  ARTICLE VII

     The corporation shall indemnify every director or officer, his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, or, at its request, of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be fully adjudged in such action, suit or proceeding to be liable for negligence or misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

                                 ARTICLE VIII

     The directors of this corporation shall have authority to adopt, alter or repeal Bylaws for the corporation to the extent permitted by law, unless the shareholders, by appropriate action, specifically limit this authority.

                                  ARTICLE IX

     The name and mailing address of the incorporator is as follows:

     Robert E. Craine, Jr.,   2415 East Skelly Drive, Suite 102
                              Tulsa, Oklahoma 74105

     The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of this 26th day of November, 1986.

                                                /s/ Robert E. Craine, Jr.
                                                -------------------------
                                                ROBERT E. CRAINE, JR.


STATE OF OKLAHOMA  )
                   ) ss.
COUNTY OF TULSA    )


     Before me, a Notary Public, in and for said county and state, on this 26th day of November, 1986, personally appeared ROBERT E. CRAINE, JR., to me known to be the identical person who executed the foregoing Certificate of Incorporation, and acknowledged to me that he executed the same as his free and voluntary act and deed, for the uses and purposes therein set forth.


                                         /s/
                                        --------------------------------
                                                 Notary Public

My Commission Expires:

    4-22-89
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